Exhibit 99.1

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: 615.890.9100

NHI Acquires Ohio Assisted Living and Memory Care Community for $21 Million

MURFREESBORO, Tenn. - (August 3, 2015) - National Health Investors (NYSE: NHI) announced today its NHI-Bickford Senior Living joint venture has acquired Fairfield Village in Lancaster, OH, an assisted living and memory care community, for $21 million in cash.

Highlights

•	Built in 2006

•	92 units (69 ALF, 23 MC)

•	95% occupied

•	Valued at an 8.0% capitalization rate on its trailing net operating income performance

•	Generates approximately $3,900 revenue per unit per month

•	80% private pay

Fairfield Village will be leased to the joint venture under terms structured to comply with RIDEA provisions and operations will be managed by Bickford Senior Living. This acquisition expands the NHI-Bickford Senior Living joint venture to 32 communities in six states. The purchase was funded with borrowings on NHI’s revolving credit facility.

About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.

About Bickford Senior Living
Bickford Senior Living manages and operates 50 Independent Living, Assisted Living and Memory Care branches in Georgia, Illinois, Indiana, Iowa, Kansas, Missouri, Nebraska, Michigan and Ohio, with headquarters located in Olathe, KS. The company was created when owners Don and Judie Eby were unable to find a quality assisted living residence for their mother, Mary Bickford who was diagnosed with Alzheimer’s disease.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include, but are not limited to, statements regarding the benefits of the transaction, including future financial and operating results, statements regarding plans, objectives, expectations relating to the transaction and other statements that are not historical facts.  All statements regarding the Company's, tenants', operators', borrowers’ or managers' expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, and other similar expressions are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things:  the risk that the expected benefits of the transaction, including financial results, may not be fully realized or may take longer to realize than expected;  risks related to disruption of management’s attention from ongoing business operations due to the proposed transaction;  the effect of the announcement of the transaction on NHI’s relationships with their respective customers, tenants, lenders, operating results and businesses generally;  the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants’ and borrowers’ business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; covenants related to our indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect our financial condition and results of operations; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt capital used to finance those investments bear interest at variable rates. This circumstance creates interest rate risk to the Company; the risk that our assets may be subject to impairment charges; our dependence on the ability to continue to qualify for taxation as a real estate investment trust;  ownership limits in our charter with respect to our common stock and other classes of capital stock which may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders; and certain provisions of Maryland law and our charter and bylaws that could hinder, delay or prevent a change in control transaction, even if the transaction involves a premium price for our common stock or our stockholders believe such transaction to be otherwise in their best interests.  The Company assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made.   Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC’s web site at http://www.sec.gov or on NHI’s web site at http://www.nhireit.com.